Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

To Tender Shares of Common Stock

Of

INDEPENDENCE HOLDING COMPANY

Pursuant to the Offer to Purchase dated May 26, 2017, as may be supplemented or amended from time to time (the “Offer to Purchase”)

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 5:00 P.M., EASTERN TIME, ON JUNE 26, 2017, UNLESS THE OFFER IS
EXTENDED OR WITHDRAWN (SUCH DATE AND TIME, AS THEY MAY BE
EXTENDED, THE “EXPIRATION TIME”).

This Notice of Guaranteed Delivery must be used to accept the Offer (as defined below) if you want to tender your Shares (as defined below) but:

•	you cannot comply with the procedure for book-entry transfer by the Expiration Time; or

•	your other required documents cannot be delivered to the Depositary by the Expiration Time,

in which case, you can still tender your Shares if you comply with the guaranteed delivery procedure described in Section 3 of the Offer to Purchase.

This Notice of Guaranteed Delivery, properly completed and duly executed, must be delivered to Broadridge Corporate Issuer Solutions, Inc., the depositary for the Offer (the “Depositary”), by regular mail or overnight courier prior to the Expiration Time. See Section 3 of the Offer to Purchase.

Deliver by Regular Mail or Overnight Courier to
the Depositary for the Offer:

Broadridge Corporate Issuer Solutions, Inc.

If delivering via UPS, FedEx or Courier:	If delivering via a USPS Service:
Broadridge Corporate Issuer Solutions, Inc.	Broadridge Corporate Issuer Solutions, Inc.
Attn: BCIS IWS	Attn: BCIS Re-Organization Dept.
51 Mercedes Way	P.O. Box 1317
Edgewood, NY 11717	Brentwood, NY 11717-0693

Tel: (844) 898-7017

For this notice to be validly delivered, it must be received by the Depositary at the address listed above before the Expiration Time. Delivery of this notice to an address other than as set forth above will not constitute a valid delivery. Deliveries to Independence Holding Company will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to The Depository Trust Company will not constitute valid delivery to the Depositary.

The method of delivery of all documents, including this notice, is at the sole election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery. If delivering documents within a week of the Expiration Time, it is recommended to submit via an overnight courier (excluding USPS overnight) to guarantee receipt of instructions prior to the Expiration Time. Documents, including this notice, will be deemed delivered only when actually received by the Depositary.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Independence Holding Company, a Delaware corporation (the “Company”), the number of the undersigned’s shares of common stock of the Company, par value $1.00 per share (the “Shares”), at the price indicated below, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the offer to purchase, dated May 26, 2017 (the “Offer to Purchase”), receipt of which hereby is acknowledged, and in the related letter of transmittal (the “Letter of Transmittal”), as each may be supplemented or amended from time to time (which together constitute, the “Offer”), pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

INDEPENDENCE HOLDING COMPANY SIGNATURE PAGES TO NOTICE OF GUARANTEED DELIVERY To Tender Shares of Common Stock
1 IMPORTANT: If the number of Shares tendered exceeds the number of Shares you own, there is no valid tender of Shares.	Number of Shares Tendered (See Instruction 6 to the Letter of Transmittal)
IMPORTANT: Only whole numbers of Shares may be tendered. Any fractional Shares will be disregarded and only Shares rounded down to the nearest whole Share will be accepted for tender.

The undersigned hereby tenders the number(s) of the Shares at the price indicated below.

Note: You may tender all or a portion of your Shares by specifying the number of your Shares that you wish to tender.

Price at which Shares are Tendered: $20.00 per Share

Number of Whole Shares Tendered

Check here to tender ALL Shares                                  ☐             ALL

Check here to tender less than ALL Shares and
write number of Shares tendered on line to the right     ☐          _____

                                                                              (cannot exceed the total

                                                                               number of Shares you own)

2 IMPORTANT: This section is to be completed only if you are tendering through DTC ATOP’s procedures.	Additional Information Regarding Tendered Shares (See Instruction 2 to the Letter of Transmittal)
☐ Check here if tendered Shares are being delivered by book-entry transfer and complete the following:
Name of Tendering Institution
Account Number
Transaction Code Number

3 IMPORTANT:	Odd Lots (See Instruction 7 to the Letter of Transmittal)
Complete this section only if you hold in the aggregate less than 100 Shares. This preference is not available to partial tenders.

As described in Section 1 of the Offer to Purchase, under certain conditions, stockholders holding fewer than 100 Shares may have their Shares accepted for payment before any proration of other tendered Shares. This preference is not available to partial tenders, or to beneficial or record holders of an aggregate of 100 or more Shares, even if these holders have separate accounts or certificates representing fewer than 100 Shares. Accordingly, this section is to be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares. The undersigned either (check one box):

☐        is the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered; or

☐        is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s), Shares with respect to which it is the record holder and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all of such shares

4 IMPORTANT:	Sign Here to Tender Your Shares (See Instruction 8 to the Letter of Transmittal)
Must be signed by registered holder(s) exactly as name(s) appear(s) on the stock ledger maintained by the Company's transfer agent.	The undersigned stockholder (or authorized person signing on behalf of the registered stockholder) hereby tenders the number of Shares specified above pursuant to the terms of the Offer. The undersigned hereby certifies, under penalties of perjury, that the information, representations and warranties contained in this Notice of Guaranteed Delivery of which these signature pages are a part and any other forms related to the Offer, which have been duly completed by the Undersigned, are true and correct as of the date hereof.
	Signature	Date (mm/dd/yyyy)
Name (Please print)
Capacity (full title)
Mailing Address
City, State, Zip
Daytime Phone #
Social Security Number or Taxpayer Identification Number

	Signature (if applicable)	Date (mm/dd/yyyy)
Name (Please print)
Capacity (full title)
Mailing Address
City, State, Zip
Daytime Phone #
Social Security Number or Taxpayer Identification Number
IF YOUR TENDERED SHARES ARE ACCEPTED AND YOU ARE A U.S. HOLDER (AS DEFINED IN SECTION 13 OF THE OFFER TO PURCHASE), THE RECEIPT OF CASH FOR YOUR TENDERED SHARES WILL BE A TAXABLE TRANSACTION FOR U.S. FEDERAL INCOME TAX PURPOSES AND GENERALLY WILL BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES EITHER AS (A) A SALE OR EXCHANGE ELIGIBLE FOR CAPITAL GAIN OR LOSS TREATMENT, OR (B) A DISTRIBUTION TAXABLE AS A DIVIDEND TO THE EXTENT IT IS OUT OF THE COMPANY'S CURRENT OR ACCUMULATED EARNINGS AND PROFITS, AND OTHERWISE ELIGIBLE FOR CAPITAL GAIN TREATMENT TO THE EXTENT IT EXCEEDS THE COMPANY'S CURRENT AND ACCUMULATED EARNINGS AND PROFITS AND YOUR BASIS IN YOUR SHARES. IF YOU ARE A NON-U.S. HOLDER (AS DEFINED IN SECTION 13 OF THE OFFER TO PURCHASE), THE PAYMENT OF CASH FOR YOUR TENDERED SHARES MAY BE SUBJECT TO U.S. FEDERAL INCOME TAX WITHHOLDING. ADDITIONALLY, IF YOU FAIL TO RETURN A DULY EXECUTED FORM W-8 OR W-9 (OR ANY OTHER IRS FORM, AS MAY BE APPLICABLE), THE PAYMENT OF CASH FOR YOUR TENDERED SHARES MAY ALSO BE SUBJECT TO U.S. FEDERAL BACKUP WITHHOLDING TAX. SEE SECTION 13 OF THE OFFER TO PURCHASE. THE COMPANY URGES YOU TO CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE OFFER

5

Guarantee (Not to be used for signature guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Association Medallion Signature Guarantee Program, or an “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act Of 1934, as amended (the “Exchange Act”)), hereby guarantees (a) that the above-named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (b) that such tender of Shares complies with Rule 14e-4, (c) to deliver to the Depositary, within three business days after the date of receipt by the Depositary of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal and any other required documents, and (d) if required, to deliver to the Paying Agent, within three business days after the date of receipt by the Depositary of this Notice of Guaranteed Delivery, a confirmation of the book-entry transfer of the Shares into the Paying Agent's account at The Depository Trust Company.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Name of Eligible Institution

Guaranteeing Delivery

Authorized Signature ________________ Date (mm/dd/yyyy) ___________________ Name (Please print)
Title
Mailing Address
City, State, Zip
Daytime Phone #